Exhibit 10.6
                                  -------------
                               Contract Agreement

     CONTRACT AGREEMENT made this 19th day of December, 1997 between Centro Alameda Inc. ("Contractor"), a non-profit organization having its principal place of business at 318 West Houston, Suite 201, San Antonio, Texas 78205 and Synthonics Technologies, Inc. ("Synthonics"), a Utah corporation having its principal place of business at 31324 Via Colinas, Suite 106, Westlake Village, California 91362.

     WHEREAS, Contractor desires the procurement of a unique data base for display purposes at a scheduled conference with the Virgin Mary as the subject of the conference,

     WHEREAS, Contractor represents that the scheduled conference is a preview to a larger exhibit, held in conjunction with the Smithsonian Institution that will require a much larger data base created from similar subject matter,

     WHEREAS, Synthonics will utilize its patented Rapid Virtual Reality technology to create and provide the unique data base, and

     WHEREAS, Contractor shall secure access by Synthonics to the statues, paintings, images, sketches, photographs, videos, etc. required for the creation of the unique data base,

     NOW THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties agree with each other as follows:

1. SPECIFICATIONS OF THE PRODUCT
   -----------------------------

     a) The Product will be a unique data base with the Virgin Mary as its central theme. Included in the Product will be the following sets of data:

          Twenty-five (25) three dimensional (3D) digital models of selected statues,

          Two (2) 3D digital models of selected statues that also include 3D digital models of x-ray images of each statue,

          A series of photographs of ten (10) paintings, and

          Two (2) 3D digital models of above selected paintings that also include 3D digital models of x-ray images of each painting,

          Selected support data (videos,  text, audio recordings,  etc.) for one
          (1) of the 3D digital models described above.

     b) The Product will include specific features designed for the analysis of the data base. Included in the Product will be the following features:

          All 3D digital models will be viewable in Synthonics' latest version of its VRX(TM) Viewer,

          Side-by-side viewing and comparison capability of two (2) 3D digital models simultaneously,

          The ability to "walk-thru" layers of those 3D digital models created from x-rays,

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          The ability to  overlay-multiple  two dimensional (2D) photographs for profile comparisons, and

          The ability to access, via "hot spots" on the selected 3D digital model, the support data.

     c) A simple CD-ROM will be created and produced that will only include a promotional film clip (not to exceed eight (8) minutes in duration) provided by the Contractor and the VRX(TM)3D digital model library. Except for the VRX(TM) 3D digital model library, this CD-ROM will not include any other Product features as described above in Paragraph l(b). A total of one hundred (100) CD-ROMs will be provided by Synthonics in time for the scheduled conference. Additional CD-ROMs may be purchased from Synthonics at a price of $35 each for a minimum order quantity of 100 units or a price of $20 each for a minimum order quantity of 1000 units.

     d) The Product (defined as the unique data base, its features, and its associated CD-ROM) are for the sole use of the Conference on the Virgin Mary, the participants in this Conference, and the Contractor. The Product is not to be licensed, sold or reproduced by any person or entity.

     e) The underlying source code used to develop the Product (including data base, analysis features, and the CD-ROM) is the proprietary property of Synthonics and is not considered to be any part of the Product being purchased by the Contractor under the terms of this Agreement.

     f) Synthonics retains the right to use the Product for other promotional applications as it may choose. Synthonics shall treat the data base in a proper and reverent manner in any other promotional application within which it may be used. The associated CD-ROM may only be used by Synthonics in a promotional manner and is not to be offered for sale. Likewise, Contractor retains the right to use the data base and its features for other non-revenue applications within the context of the conference and subsequent exhibit. The associated CD-ROM may only be used by the Contractor in a promotional manner and is not to be offered for sale.

2. SYNTHONICS' RESPONSIBILITIES
   ----------------------------

     a)   Synthonics   shall  produce  the  Product  in   accordance   with  the
          specifications set forth above.

     b) Synthonics shall use its best efforts to complete the Product by April 24, 1998, but, in no case, later than May 15, 1998, unless the penalty clause included in paragraph 4(b) is in effect. In such case, the terms defined in paragraph apply.

3. CONTRACTOR'S RESPONSIBILITIES
   -----------------------------

     a)   Contractor   shall   identify  and  provide  access  to  all  statues,
          paintings, images, photographs, sketches, videos, etc. that are required for the Product.

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

     b) Contractor shall work with Synthonics to provide all required Product approvals by the required dates provided, however, Contractor shall not be required to incur any extraordinary costs or expenses in connection with such approvals.

     c) Contractor shall make timely payments to Synthonics at the completion of specific milestones as described later in this Agreement.

4. PRODUCTION AND DELIVERY SCHEDULE MILESTONES
   -------------------------------------------

     a) Both Synthonics and the Contractor shall be committed to achieving the scheduled milestones required for an on-time delivery of the Product. These milestones are described below:

          Milestone #1:  Signed Agreement                     December 19, 1997
          Milestone #2:  All Product content identified by
                         Contractor
                         (see Attachment A for details)       December 26, 1997
          Milestone #3:  Beta review of the Product           April 8, 1998
          Milestone #4:  Product ready for Conference         April 24, 1998
          Milestone #5:  100 CD-ROMS packaged                 May 15, 1998
          Milestone #6:  Conference start                     May 15, 1998

     b) In the event Contractor does not achieve Milestone #2 (as described in Attachment A) by December 26, 1997, the dates set forth in the above description of Milestones shall be extended one day for each day Contractor fails to meet Milestone #2.

     c) Both Synthonics and Contractor acknowledge that the Milestone schedule detailed in paragraph 3(a) is very aggressive and that each party shall commit appropriate resources to insure that product design and development, along with associated reviews and approvals, are accomplished in a timely manner.

5. PAYMENTS TO SYNTHONICS FOR THE PRODUCT
   --------------------------------------

     a) The Contractor shall pay to Synthonics a total of $235,800 for the Product.

     b) A down payment of 50% of the total, equal to $117,900, is payable to Synthonics by the Contractor at the time of the signing of this Agreement (Milestone # 1).

     c) A progress payment of 25% of the total, equal to $58,950 is payable to Synthonics by the Contractor at the time of the Beta review of the Product (Milestone #3).

     d) A final payment of 25% of the total, equal to $58,950 is payable to Synthonics by the Contractor at the time the Product is ready for the Conference (Milestone #4).

     e) All payments are to be made by Contractor in US dollars and are due to Synthonics upon receipt of the invoice by the Contractor and approval of meeting relevant Milestone by Contractor.

6. WARRANTIES AND INDEMNIFICATIONS
   -------------------------------

     a)   Warranties

               i) Contractor Warranties: Contractor warrants and represents that it has the full right and authority to grant all of the rights granted herein, that except as may be noted in a separate writing from the Contractor to Synthonics, no permission is required from any other party to fully enforce the rights granted herein; the use of Contractor provided materials is not a violation of the copyright or any proprietary or personal right of any person or entity or otherwise contrary to law; that it has not previously assigned, pledged or otherwise encumbered the rights herein granted to Synthonics; that it will not grant to any other party a license to use the Product, and that the Product shall not be sold or reproduced by Contractor, its agents, its principals, or its employees.

               ii) Synthonics Warranties: Synthonics warrants and represents that it has the full right and authority to enter into this Agreement; that none of the non-Contractor provided materials incorporated in the completed Product are a violation of the copyright, patent right, or any proprietary or personal right of any person or entity or otherwise contrary to law; that Synthonics has fully complied with all applicable laws and regulations both within and outside the United States pertaining to the development and manufacture of the Product; and that Synthonics has not nor will not in any manner grant, assign, encumber, or dispose of any of the rights granted herein except as provided herein.

     b)   Contractor hereby indemnifies Synthonics and shall hold it harmless:

               i) against any claims or suits asserting any proprietary rights in an item identified and provided for inclusion by Contractor which Synthonics has reproduced pursuant to this Agreement, but only to the extent of Synthonics' out-of-pocket costs; and

               ii) against any judgments or settlements arising out of a breach of one of the warranties made above in paragraph 6(a), but only to the extent of Synthonics' actual out-of-pocket costs including reasonable legal fees. Nothing contained in this subparagraph, or elsewhere in this Agreement, shall create any liability on the part of Contractor for any other claims or suits against Synthonics.

     c) Synthonics hereby agrees to indemnify, defend, and hold Contractor harmless from any claim, suit, judgment, settlement, loss, or damage arising or alleging to arise out of or from the development of the Product or arising out of a breach of Synthonics' warranties under the Synthonics name, excepting claims for which Contractor is indemnifying Synthonics.

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7. TERMINATION
   -----------

     a) Material Breach: Contractor may terminate this Agreement in the event of a material breach by Synthonics provided that Synthonics has been given thirty (30) days written notice of such breach, the nature of the breach has been identified, and Synthonics has failed to cure the asserted breach to the satisfaction of Contractor within the notice period. Failure to meet any of the Milestones as described in paragraph 4 shall be deemed a material breach, providing the cause of failure to meet such deadlines was not the responsibility of the Contractor. If the cause of a miss to a Milestone is the responsibility of Contractor or if the penalty clause described in paragraph 4(b) is activated, the miss of any Milestone shall not be considered a material breach of this Agreement.

     b) Bankruptcy or Cessation of Business: In the event Synthonics enters into proceedings relating to bankruptcy, whether voluntary or involuntary, Synthonics agrees to furnish, by certified mail, written notification of the bankruptcy to the Contractor. This notification shall be provided within five (5) days of the initiation of the proceedings relating to bankruptcy filings. This notification shall include the date on which the bankruptcy petition was filed, the name and location of the court where the petition was filed. This obligation remains in effect until final payment is made under this Agreement. Upon receipt of such notice, and subject to such approvals as may be required by the bankruptcy court and/or trustee in bankruptcy, Contractor shall have the first and exclusive right to purchase all or part of the Product being developed by Synthonics for the Contractor. If Contractor chooses not to purchase the in-progress development of the Product, Synthonics may dispose of the in-progress development of the Product consistent with the terms and conditions of any arrangement ordered by the court and/or trustee. The voluntary or involuntary filing of bankruptcy proceedings by Synthonics shall be deemed a material breach of this Agreement.

     c) Transfer: Contractor may terminate this Agreement effective immediately, at its sole option, if Synthonics sells or otherwise disposes of substantially all of its business or assets to a third party, or control of Synthonics is transferred, or present management of Synthonics is changed, or no longer is involved directly in the day-to-day supervision of Synthonics' performance under this Agreement unless Synthonics shall have first obtained Contractor's prior written permission to such transfer and/or changes.

     d) Force Majeure: If by reasons of the laws, regulations, acts, demands, orders, or interpositions of any government or any subdivision or agent thereof; or by acts of God, strike, flood, weather, explosion, accidents, war, rebellion, insurrection, terrorism or any other cause beyond the control of either party whether similar or dissimilar to the foregoing Synthonics shall be delayed or prevented from performing this Agreement, such delay or failure to perform shall be excused during the continuance of and to the extent of such cause, and the Agreement period for performance shall be extended for a period equal to the duration of such cause. If such delay exceeds ninety (90) days, either party hereto may terminate this Agreement, and all rights and obligations hereunder shall cease, except that Contractor shall be responsible for all sums due and owing as of the date of delay.

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     e)   In the event Contractor  terminates this Agreement as provided herein, and the Contractor has met all of its obligations as described in this Agreement, Synthonics shall immediately pay to Contractor all sums which have been paid by Contractor to Synthonics as of the date of termination and Contractor shall have no further obligations under this Agreement. If this Agreement is terminated for any reason and the Contractor has not fulfilled its obligation as described in this Agreement all sums previously paid to Synthonics are not reimbursable to Contractor, and Synthonics will be paid by Contractor for any non-billed costs that they have incurred prior to the date of the termination.

8. AUTHORIZED REPRESENTATIVES
   --------------------------

     a) Contractor's Representative: For purposes of providing a liaison, providing guidance and direction in daily operational matters, granting approvals and withholding same, and for general Agreement coordination as detailed herein, the Contractor shall be represented by Henry Munoz, President of Centro Alameda Inc. or his designated representative.

     b) Synthonics' Representative: For the purpose of liaison and direction in daily operation matters, Synthonics shall be represented by Joseph Maher, VP Marketing & Sales for Synthonics Technologies, Inc., or his designated representative. The Synthonics representative shall be responsible for informing the staff of Synthonics working on the Product about each and every provision of this contract.

9.  NOTICES
    -------

     All correspondence, notices, payments and all other written communications related to this Agreement in any way should be delivered by US certified mail, postage prepaid, return receipt requested, or a similar carrier requiring signature and receipt.

     All notices which shall be required to be sent by Contractor to Synthonics shall be sent to the following address:

     Synthonics Technologies, Inc.
     31324 Via Colinas, Suite 106
     Westlake Village, CA 91362
     Attention: Joseph Maher

     All notices which shall be required to be sent by Synthonics to Contractor shall be sent to the following address:

     Centro Alameda Inc.
     318 West Houston, Suite 201
     San Antonio, TX 78205
     Attention: Henry Munoz

     By providing notice pursuant to this paragraph, either party to this Agreement may change the individual and/or address for correspondence, notices, or payments that are to be sent.

10. NO PARTNERSHIP
    --------------

     This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Contractor and Synthonics. Neither party shall have the right to obligate or bind the other in any manner whatsoever and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

11. NO ASSIGNMENT
    -------------

     This Agreement and all rights and obligations herein are personal to Synthonics and shall not be assigned without Contractor's prior written consent.

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12. AMENDMENTS
    ----------

     No amendments, modifications or waivers to this Agreement shall be valid unless in writing and signed by all parties to this Agreement.

13. TIME IS OF THE ESSENCE
    ----------------------

     The parties agree that time is of the essence in this Agreement, and that adherence to the mutually agreed schedule is vital to the performance of the parties' respective obligations.

14. DISCLAIMER OF IMPLIED WAIVERS
    -----------------------------

     The failure of Contractor to insist upon the strict performance by Synthonics of any of the terms of this Agreement or the acceptance by Synthonics of any payments, even partial payments, from Contractor with knowledge of any default or breach thereof, shall not be construed as a waiver by Contractor of its right to insist at any subsequent time upon the
*     full performance of any of the terms of this Agreement.

15. CONSTRUCTION
    ------------

     This Agreement shall be construed in accordance with the applicable federal laws and the laws of the State of Texas regardless of its place of execution or performance.

16. NECESSARY SIGNATURES AND CONSENT
    --------------------------------

     This Agreement constitutes the complete understanding of the parties. This Agreement shall not be deemed effective, final or binding upon Contractor or Synthonics until signed by each of them at the appropriate places at the conclusion of this Agreement.

17. SEVERABILITY
    ------------

     The terms of this Agreement are severable. If any term or provision is declared invalid, it shall not affect the remaining terms which shall continue to be binding.

18. HEADINGS
    --------

     The Section headings hereof are for the convenience of the parties of this Agreement only and shall not be used in the interpretation of this Agreement.

19. RECITALS
    --------

     The recitals herein constitute an integral part of the Agreement reached and are to be considered as such.

20. ENTIRE AGREEMENT
    ----------------

     This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements in this matter. There are no other written or oral agreements, representations or understandings with respect to the matter of this Agreement. This Agreement and its terms may be amended, modified, or waived only by written agreement, signed by the authorized representatives of Synthonics and the Contractor. This Agreement may not be assigned by either party without the prior written consent of the other.

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

     IN WITNESS WHEREOF, THE PARTIES hereto have signed this Agreement in duplicate originals as of the day and year above written.


     Accepted and Agreed:


     CENTRO ALAMEDA, INC.                    SYNTHONICS TECHNOLOGIES, INC.



     /S/ Henry Munoz                         /S/ Joseph Maher
     -----------------------------           ----------------------------------
     By:  Henry Munoz                        By:  Joseph Maher
     Its: President                          Its: VP Marketing & Sales


     Date: 12-18-97                          Date: 12-19-97

                                  Attachment A

     Milestone #2 requires the delivery of the information described below as well as access to extended information on the dates indicated.

     I. Items required from Contractor to create database:

          1) Twenty-five (25) Madonna statues.

          2) Two (2) Madonna statues (from 25 statues listed as #1 above) that have x-rays of sub-layers available.

          3) Ten (10) Madonna paintings that are considered a series of paintings.

          4) Two (2) Madonna paintings (from the 10 paintings listed as #3 above) that have x-rays of sub-layers available.

          5) Support data (text,  audio,  video,  etc.) for the Madonna  statue,
          included  as  part  of  #1  above,   that  is  to  be  considered  the
          "centerpiece" statue of the data base.

     II. The following information is required for the items listed above:

          1) Location of statues and paintings. (I-1 & I-3)

          2) Date, during January, when Synthonics will have access to each painting and each statue for photography purposes. (I-1 & I-3)

          3) Date, during January, when required x-rays will be provided to Synthonics by Contractor. (I-2 & I-4)

          4) Name and location of technical resource(s) that will provide Synthonics with the required background information for the statues and paintings. (I-l, I-2, I-3, I-4, & I-5)

          5) Name and location of technical resource(s) that will provide Synthonics with the required interpretations of the x-rays taken of the statues and paintings. (I-2 & I-4)

          6) Listing of each item of support data to be included with the "centerpiece" statue. (I-5)

          7) Date, during January, when each support data item [II-6 above] will be provided to Synthonics by Contractor. (I-5)

     III. All items identified by Contractor in Section I-1 through I-4 of this Attachment A must be available for photography by Synthonics prior to January 16, 1998.

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